Exhibit 10.9

Office of Technology Transfer and Business Development

One World’s Fair Drive, Suite 2100, Somerset, New Jersey 08873

Tel: 732-235-9350                Fax: 732-235-9358

December 20, 2012

Jon Watts

VP Business Development

Oxford Immunotec Ltd,

115 Milton Park

Abingdon, Oxfordshire, OX14 4RX, UK

Fax: +44 (0)1235 442781

E-mail: JWatts@oxfordimmunotec.com

Via E-mail

THIRD AMENDMENT TO LICENSE AGREEMENT

Dear Mr. Watts:

Pursuant to recent discussions with Mr. Vincent Smeraglia, your company and UMDNJ have agreed to amend Section 1.9 (“Net Sales Price”) of the License Agreement having an effective date of June 30, 2006 by and between OXFORD IMMUNOTEC and UMDNJ’s predecessor in interest, The Public Health Research Institute of the City of New York, Inc., as previously amended by the First Amendment to License Agreement, effective July 1, 2009, and the Second Amendment, effective January 6, 2011. The amendment is to insert in Section 1.9 (definition of “Net Sales Price”) the words “excise taxes” after “sales taxes,” so that the new device tax under the U.S. Affordable Care Act, set to begin January 1, 2013, will be a deductible item in calculating Net Sales Price.

UMDNJ also wishes to record by this letter that OXFORD IMMUNOTEC agrees that UMDNJ may contact a third party in preliminary discussions, (not including a license grant or any license offer that may be accepted so as to create a license grant) concerning a possible grant of license rights under the PHRI Patent Rights (as defined in Section 1.11 of the License Agreement) outside the ‘‘ELISPOT” immunoassay format.

Please have an authorized officer of OXFORD IMMUNOTEC countersign a copy of this letter and return the countersigned letter to Mr. Smeraglia at UMDNJ. The amendment will be effective upon our receipt of the copy executed by OXFORD IMMUNOTEC.

Sincerely,

/s/ Denise Mulkern

name:

title:

Accepted by Oxford Immunotec Limited

By:	/s/ Patricia Randall

name:	Patricia Randall

title:	Vice President

Date:	December 20, 2012

cc: Patricia Randall, Esq.
Vice President and General Counsel
Oxford Immunotec
Via E-mail: PRandall@oxfordimmunotec.com